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                                 EXHIBIT INDEX

8.9 Participation Agreement among MFS Variable Insurance Trust, American Enterprise Life Insurance Company, IDS Life Insurance Company and Massachusetts Financial Services Company, dated June 9, 2006.
9.       Opinion of Counsel and Consent
10.1 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Signature Variable Annuity
10.2 Consent of Independent Registered Public Accounting Firm for RiverSource(R) Signature Select Variable Annuity.